UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2013 (January 31, 2013)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 5, 2013, Allergan, Inc. (“Allergan”) issued a press release announcing operating results for the fourth quarter and full year ended December 31, 2012. In its press release, Allergan included non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report is not incorporated by reference into any filings of Allergan made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On February 1, 2013, Allergan completed its previously announced review of strategic options for maximizing the value of its obesity intervention business and has formally committed to pursue a sale of that business unit. Accordingly, Allergan has engaged in confidential discussions with third parties regarding a potential sale of its obesity intervention business and will begin to consider offers for the sale of that business unit. Allergan currently expects to execute a signed agreement to sell the obesity intervention business in the first half of 2013; however, Allergan cannot assure any outcome or the timing of any outcome related to this process.

For financial reporting purposes, beginning in the first quarter of 2013, Allergan intends to classify its obesity intervention business as discontinued operations in Allergan’s statement of earnings and balance sheet, and expects to report income from discontinued operations and a separate expected disposal loss from the write-down to fair value of the net assets held for sale. At this time, Allergan is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the charges associated with this decision. As permitted by Item 2.05 of Form 8-K, Allergan will file an amendment to this Current Report on Form 8-K under Item 2.05 within four business days after the Allergan’s determination of such estimate or range of estimates.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, Herbert W. Boyer, Ph.D., Vice Chairman of Allergan’s Board of Directors (the “Board”) since 2001, notified Allergan of his decision to retire from the Board, effective immediately prior to Allergan’s 2013 annual meeting of stockholders (the “Annual Meeting”). Dr. Boyer’s retirement from the Board is not due to any disagreement with Allergan or the Board. In connection with Dr. Boyer’s retirement, on January 31, 2013, the Board appointed Michael R. Gallagher to serve as Allergan’s lead independent director, effective immediately prior to the Annual Meeting.

On January 31, 2013, Stephen J. Ryan, M.D. notified Allergan of his decision to retire from the Board, effective immediately prior to the Annual Meeting. Dr. Ryan’s retirement from the Board is not due to any disagreement with Allergan or the Board.

On January 31, 2013, the Board increased the size of the Board from 10 to 11 members and appointed Timothy Proctor to fill the resulting vacancy and serve as a member of the Board, each effective as of February 4, 2013. The Board also approved a reduction in the size of the Board from 11 to 9 directors, effective immediately prior to the Annual Meeting, to account for the retirements of Dr. Boyer and Dr. Ryan from the Board.

Mr. Proctor was also appointed by the Board to serve as a member of the Board’s Organization and Compensation Committee and its Audit and Finance Committee. Mr. Proctor will receive compensation in accordance with Allergan’s current non-employee director compensation program, which was effective as of January 1, 2013, and pursuant to which Mr. Proctor will receive a fixed annual value of approximately $450,000, comprised of (i) cash compensation for annual retainers and meeting fees with an approximate value of $100,000 and (ii) a targeted fixed annual equity award of approximately $350,000.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Allergan, Inc. press release dated February 5, 2013

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including, without limitation, the statements regarding the sale of Allergan’s obesity intervention business unit. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things: uncertainties in the transaction’s anticipated timing and terms; uncertainties in the negotiation of definitive agreements; the financial performance of the obesity intervention business; actual or contingent, known or unknown liabilities related to the obesity intervention business; general industry, economic, market and political conditions outside of Allergan’s control; and governmental laws and regulations affecting domestic and foreign operations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	February 5, 2013	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

99.1	Allergan, Inc. press release dated February 5, 2013